BlackRock MuniYield Florida Insured Fund, Inc.

FILE #811-07156

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/16/07	PUERTO RICO COMMONWEALTH	2,184,860,553	1,000,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

3/14/07	LEE MEM HEALTH SYS FLA HOSP	275,850,000	2,000,000	SunTrust Capital Markets, Inc.; Banc of America Securities LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
04/18/07	MIAMI-DADE CNTY FLA EDL FACS AUTH	503,140,000.00	$ 1,000,000

Morgan Stanley & Co. Incorporated; Bear, Stearns & Co. Inc.; Citigroup; Goldman, Sachs & Co.; Merrill Lynch & Co.; Estrada Hinojosa & Company, Inc.; Loop Capital Markets, LLC; Siebert Brandford Shank & Co., LLC

05/18/07	MIAMI-DADE CNTY FLA AVIATION REV	600,000,000	$ 3,100,000

UBS Investment Bank; Citigroup Global Markets Inc.; Morgan Stanley & Co. Incorporated; Ramirez & Co., Inc.; Siebert Brandford Shank & Co. LLC; Banc of America Securities LLC; Butler Wick & Co., Inc.; Estrada Hinojosa & Company, Inc.; Goldman, Sachs & Co.; Jackson Securities, LLC; Loop Capital Markets, LLC; Merrill Lynch & Co.; M.R. Beal & Company; Rice Financial Products Company

07/13/07	Puerto Rico Sales Tax Financing Corp.	2,667,603,572.60	2,800,000

Goldman, Sachs & Co., Lehman Brothers A.G. Edwards & Sons, Inc.,Banc of America Securities LLC, BBVAPR MSD, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., J.P. Morgan Securities, Inc., Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., Oriental Financial Services, Popular Securities, Inc., RBC Capital Markets, Samuel A. Ramirez & Co., Inc., Santander Securities, UBS Securities LLC, Wachovia Bank, National Association

07/20/07	School Board Collier County Florida	96,205,000	1,300,000	A.G. Edwards, UBS Securities LLC, Citigroup Global Markets, Merrill Lynch & Co., Raymond James, Morgan Stanley & Co. Inc., Banc of America Securities LLC, RBC Capital Markets